UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 22, 2018

Amplitech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54355	27-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue

Bohemia, NY 11716

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

________________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2018, Louisa Sanfratello and Henry Val were appointed as directors of Amplitech Group, Inc. (the “Company”). Also, on January 22, 2018, they both accepted such appointment.

Louisa Sanfratello, CPA, who had already been the Company’s Chief Financial Officer, has been an accountant servicing numerous clients in various industries since 1987. Her professional career began with the public accounting firm of Holtz Rubenstein & Co, where she gathered invaluable experience for several years and moved on to more challenging positions in both the public and private sector. She served as a Controller for The New Interdisciplinary School for over 10 years. Her responsibilities included overseeing the accounting department in addition to working directly with the NYS Department of Education. Ms. Sanfratello was also employed by the Make A Wish Foundation of Suffolk County as chief accountant working directly with the President and CFO. She serves on the Advisory Board as a financial consultant for the local chapter of the Down Syndrome Advocacy Foundation. She joined Amplitech, Inc. in 2012 as Chief Financial Officer, where she manages the company’s finances and SEC filings. Her responsibilities also include assisting the CEO in developing new business, maintaining operating budgets and ensuring adequate cash flow.

Henry Val is the CEO of TGI Power Group Inc. Prior to TGI, Mr. Val was a Managing Partner for Netter Capital Partners. He has over twenty-five years of experience in the financial markets ranging from trading global futures and equity markets, senior secured debt, convertible securities, private investments in public equities (PIPEs) and investing. Prior to forming Netter Capital Partners, Henry was a Partner with Delta Capital LLC, a boutique advisory firm, specializing in M&A, management consulting, turnaround situations and other advisory services. Mr. Val has over 30 years of hands on experience with large, small and startup bio/pharma, software, systems, power, oil and gas, media and renewable energy companies. He served as CEO, or similar level, of private and publicly traded companies, has established a consistently strong record of bringing high growth, fast turnaround, a return to profitability. He is a successful builder of performance-oriented teams and businesses. Mr. Val uses economic results to drive products and services in high value global markets. A “known” game changer, who generates best in class shareholder value to maximize the return on assets and investments. Mr. Val is able to discern the key products, markets, personnel and needs that minimizes time for a positive shareholder outcome. Mr. Val also served as CEO of Maxplanet Corp. and New Life Scientific Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Appointment of officer and directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 25, 2018

Amplitech Group Inc.

By:	/s/ Fawad Maqbool
Name:	Fawad Maqbool
Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Appointment of officers and directors.

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